Exhibit 99.1

NewLake Capital Partners Reports Third Quarter 2021 Financial Results

Third Quarter 2021 Revenue Totaled $8.1 Million, an Increase of 22% Sequentially and 135% YoY

Net Income Attributable to Common Stockholders totaled $2.7 Million or $0.14 / basic share, FFO of $5.2 Million or $0.27 / basic share, and AFFO of $6.0 Million or $0.31 / basic share

Closed Initial Public Offering for Gross Proceeds of $102 Million in August 2021

New Canaan, CT, November 12, 2021 /GLOBE NEWSWIRE/ — NewLake Capital Partners, Inc. (OCTQX: NLCP) (“The Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced its financial results for the third quarter ended September 30, 2021.

“In August of 2021, we successfully closed on our IPO for gross proceeds of $102 million,” said David Weinstein, Chief Executive Officer of NewLake Capital Partners. “We recently funded our first post-IPO investment by deploying $30 million to Hero Diversified Associates, Inc. Importantly, this transaction is indicative of our funding flexibility as we uniquely structured a nine-month senior secured loan that converts to a twenty-year sale leaseback, unless a specific provision in the loan agreement is satisfied.”

Anthony Coniglio, President and Chief Investment Officer of NewLake Capital Partners commented, “Our portfolio continues to grow as we fund previously committed tenant improvements and add new relationships such as our recently announced transaction with HDAI. We continue to aggressively pursue real estate investments in the fast-growing cannabis industry with a disciplined underwriting approach, and are well positioned to deploy the remainder of our capital delivering a portfolio with meaningful duration and yield.”

Third Quarter 2021 Financial Highlights and Subsequent Events (comparison is to third quarter 2020):

●	Revenue more than doubled totaling $8.1 million, as compared to $3.4 million.
●	Net income attributable to common stockholders totaled $2.7 million or $0.14 per basic and diluted share, as compared to a net loss of $14.6 million.
●	Funds from operations (“FFO”) totaled $5.2 million or $0.27 per basic and $0.26 per diluted share.
●	Adjusted funds from operations (“AFFO”) totaled $6.0 million or $0.31 per basic and diluted share.
●

Cash and cash equivalents as of September 30, 2021 was $167.8 million, inclusive of proceeds generated from the closing of the Company’s initial public offering in August 2021. As of September 30, 2021, $32.5 million was committed to funding tenant improvements.

●

Declared and paid a partial third quarter dividend of $0.12 per common share for the period beginning August 13, 2021, our IPO closing date, through September 30, 2021. Additionally, declared and paid a pre-IPO cash dividend of $0.12 per common share for the period beginning on July 1, 2021 through August 12, 2021.

●

At September 30, 2021, owned 27 properties across 10 states with 8 tenants. Our properties are located in Arizona, Arkansas, Connecticut, Illinois, Florida, California, Massachusetts, North Dakota, Ohio and Pennsylvania.

●	Subsequent to September 30, 2021, provided a $30 million secured loan to Hero Diversified Associates, Inc. convertible into a twenty-year sale leaseback on their Pennsylvania cultivation facility.
●	Subsequent to September 30, 2021, funded $6.7 million of tenant improvements.

Nine Months 2021 Financial Highlights (comparison is to nine months 2020)

●	Revenue totaled $19.2 million, as compared to $7.6 million.
●	Net income attributable to common stockholders totaled $6.9 million or $0.44 per basic and diluted share as compared to a net loss of $13.6 million.
●	FFO totaled $12.5 million or $0.80 per basic and diluted share.
●	AFFO totaled $14.3 million or $0.92 per basic and diluted share.

Financial Results:

Rental income for the three months ended September 30, 2021, increased by approximately $4.6 million, to approximately $8.1 million, compared to approximately $3.4 million for the three months ended September 30, 2020. The increase in rental revenue was primarily attributable to:

●	The nineteen properties acquired in March 2021 in connection with the Merger, which generated approximately $2.5 million of rental revenue for the three months ended September 30, 2021.
●

The Mount Dora, Florida property, acquired in August 2020, which generated approximately $1.8 million of rental income for the three months ended September 30, 2021 and approximately $1.1 million of rental income during the three months ended September 30, 2020.

●

The three properties acquired during the second quarter of 2021, which generated approximately $1.4 million of rental income in 2021. In addition, approximately $0.2 million of the increase in rental revenue is attributable to annual rent escalations from properties acquired in prior periods and rental income from funding of tenant improvements.

Rental income for the nine months ended September 30, 2021, increased by approximately $11.6 million, to approximately $19.2 million, compared to approximately $7.6 million for the nine months ended September 30, 2020. The increase in rental revenue was primarily attributable to:

●

The nineteen properties acquired in March 2021 in connection with the Merger, which generated approximately $5.2 million of rental revenue in 2021, representing the period from Merger closing on March 17, 2021 to September 30, 2021.

●

The Mount Dora, Florida property, acquired in August 2020, which generated approximately $5.4 million of rental income during the nine months ended September 2021 and approximately $1.1 million of rental income during the nine months ended September 30, 2020.

●

The three properties acquired in April 2021 and June 2021, which generated approximately $1.5 million of rental income in 2021. In addition, approximately $0.9 million of the increase in rental revenue is attributable to annual rent escalations from properties acquired in prior periods and rental income from funding of tenant improvements.

Net income attributable to common shareholders for the three months ended September 30, 2021, increased to $2.7 million or $0.14 per basic and diluted share, compared to a net loss attributable to common shareholders of $14.6 million for the same period in 2020. Net income attributable to common shareholders for the nine months ended September 30, 2021, increased to $6.9 million or $0.44 per basic and diluted share, compared to a net loss attributable to common shareholders of $13.6 million for the same period in 2020.

For the third quarter of 2021, AFFO attributable to common shareholders was approximately $6.0 million or $0.31 per basic and diluted share. FFO attributable to common shareholders was approximately $5.2 million or $0.27 and $0.26 per basic and diluted share, respectively.

For the first nine months of 2021, AFFO attributable to common shareholders was approximately $14.3 million or $0.92 per basic and diluted share. FFO attributable to common shareholders was approximately $12.5 million or $0.80 per basic and diluted share.

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

In mid-September, NewLake declared a partial third quarter 2021 cash dividend of $0.12 per share of common stock for the period beginning on the August 13, 2021 closing of the Company’s initial public offering through the end of the third quarter, September 30, 2021. The dividend was paid on October 15, 2021 to stockholders of record at the close of business on September 30, 2021.

On August 18, 2021, the Company paid a special cash dividend of $0.12 per share of common stock for the period beginning on July 1, 2021 through August 12, 2021 to stockholders of record at the close of business on August 11, 2021.

Conference Call and Webcast Details:

Management will host a conference call and webcast at 8:30am Eastern Time to discuss its quarterly financial results and answer questions about the Company's operational and financial highlights for the third quarter of 2021.

Event:	NewLake Capital Partners Third Quarter 2021 Results Conference Call
Date:	Friday, November 12, 2021
Time:	8:30am Eastern Time
Live Call:	+1-877-407-3982 (Toll Free) or + 1-201-493-6780 (International)
Webcast:	https://78449.themediaframe.com/dataconf/productusers/vvdb/mediaframe/47151/indexl.html

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until November 26, 2021 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13724429.

About NewLake Capital Partners, Inc.
NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions, third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 27 cultivation facilities and dispensaries utilized in the cannabis industry that are leased to single tenants on a long-term basis. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “continue” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements, including statements regarding the timing of settlement and the use of proceeds of the initial public offering, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, changes in the condition of the U.S. economy and, in particular, the U.S. real estate market.

NEWLAKE CAPITAL PARTNERS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS:

Real Estate
Land	$15,444	$2,490
Building and Improvements	249,857	124,121
Total Real Estate	265,301	126,611
Less Accumulated Depreciation	(7,160)	(2,650)
Net Real Estate	258,141	123,961
Cash and Cash Equivalents	167,811	19,617
In-Place Lease Intangible Assets, net	24,504	-
Other Assets	1,083	598

TOTAL ASSETS	$451,539	$144,176

LIABILITIES AND EQUITY:

LIABILITIES:

Security Deposits Payable	$5,430	$1,594
Dividends, Dividend Equivalents and Distributions Payable	2,618	894
Accrued Expenses and Other Liabilities	1,425	659
Rent Received in Advance	623	-

Total Liabilities	10,096	3,147

COMMITMENTS AND CONTINGENCIES

EQUITY:

Preferred Stock, $0.01 Par Value, 100,000,000 Shares Authorized, 12.5% Series A Redeemable Cumulative Preferred Stock, 0 and 125 Shares Issued and Outstanding at September 30, 2021 and December 31, 2020	-	61
Common Stock, $0.01 Par Value, 400,000,000 Shares Authorized, 21,235,914 Shares Issued and Outstanding at September 30, 2021 and 7,758,145 Shares Issued and Outstanding at December 31, 2020	213	78
Additional Paid-In Capital	450,822	151,778
Accumulated Deficit	(21,327)	(17,154)

Total Stockholders' Equity	429,708	134,763

NONCONTROLLING INTERESTS	11,735	6,266

Total Equity	441,443	141,029

TOTAL LIABILITIES AND EQUITY	$451,539	$144,176

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except share and per share amounts)

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2021	2020	2021	2020
REVENUE:

Rental Income	$19,158	$7,594	$8,090	$3,443

EXPENSES:

Depreciation and Amortization Expense	5,601	1,692	2,464	732
General and Administrative Expense	4,644	3,263	2,052	933
Stock-Based Compensation	1,820	3,884	816	3,872
Management Internalization Costs	-	12,360	-	12,360

TOTAL EXPENSES	12,065	21,199	5,332	17,897

INCOME (LOSS) FROM OPERATIONS	7,093	(13,605)	2,758	(14,454)

OTHER INCOME:
Interest Income	40	153	21	-

TOTAL OTHER INCOME	40	153	21	-

NET INCOME (LOSS)	7,133	(13,452)	2,779	(14,454)

Preferred Stock Dividends	(4)	(12)	-	(4)

Net Income Attributable to Noncontrolling Interests	(236)	(102)	(82)	(102)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$6,893	$(13,566)	$2,697	$(14,560)

Net Income (Loss) Attributable to Common Stockholders Per Share - Basic	$0.44	$(1.91)	$0.14	$(2.03)

Net Income (Loss) Attributable to Common Stockholders Per Share - Diluted	$0.44	$(1.91)	$0.14	$(2.03)

Weighted Average Shares of Common Stock Outstanding - Basic	15,588,544	7,103,706	19,410,307	7,188,015

Weighted Average Shares of Common Stock Outstanding - Diluted	15,637,064	7,103,706	19,555,867	7,188,015

The table below is a reconciliation of net income attributable to common stockholders to FFO and AFFO for the nine and three months ended September 30, 2021 and 2020 (in thousands, except share and per share amounts):

	For the Nine Months ended September 30,		For the Three Months ended September 30,
	2021	2020	2021	2020

Net income (loss) attributable to common stockholders	$6,893	$(13,566)	$2,697	$(14,560)
Real estate depreciation and amortization	5,601	1,692	2,464	732
FFO attributable to common stockholders	12,494	(11,874)	5,161	(13,828)
Stock- based compensation	1,820	3,884	816	3,872
Management Internalization Costs	-	12,360	-	12,360
AFFO attributable to common stockholders	$14,314	$4,370	$5,977	$2,404
FFO per share – basic	$0.80	$(1.67)	$0.27	$(1.92)
FFO per share – diluted	$0.80	$(1.67)	$0.26	$(1.92)
AFFO per share – basic	$0.92	$0.62	$0.31	$0.33
AFFO per share – diluted	$0.92	$0.62	$0.31	$0.33
Weighted average shares outstanding – basic	15,588,544	7,103,706	19,410,307	7,188,015
Weighted average shares outstanding – diluted	15,637,064	7,103,706	19,555,867	7,188,015

We calculate FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than we do and therefore our computation of FFO may not be comparable to such other REITs.

We calculate AFFO by starting with FFO and adding back non-cash and certain non-recurring transactions, including non-cash components of compensation expense and our internalization costs. Other REITs may not define AFFO in the same manner as we do and therefore our calculation of AFFO may not be comparable to such other REITs. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

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Contact Information:
Anthony Coniglio

President and Chief Investment Officer

NewLake Capital Partners, Inc.
aconiglio@newlake.com

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

Valter@KCSA.com

PH: (212) 896-1254

Media Contact:
McKenna Miller

KCSA Strategic Communications
MMiller@kcsa.com

PH: (212) 896-1254